                                                      Filed on December 28, 2000
                                                                   File No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933


                              SEAGATE SOFTWARE
                           INFORMATION MANAGEMENT
                            GROUP HOLDINGS, INC.
           (Exact name of Registrant as specified in its charter)

           Delaware                                   77-0537234
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                               915 Disc Drive
                       Scotts Valley, California 95066
                  (Address of principal executive offices)
                   --------------------------------------

                           1999 Stock Option Plan
                            2000 Stock Option Plan
                         (Full titles of the plans)
                   --------------------------------------


                             Gregory B. Kerfoot
                    President and Chief Executive Officer
                SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP
                               HOLDINGS, INC.
                               915 Disc Drive
                      Scotts Valley, California  95066
                               (831) 438-6550
          (Name, address and telephone number of agent for service)
                   --------------------------------------


                                 Copies to:

        John T. Sheridan, Esq.                    Susan J. Wolfe, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.       General Counsel and Secretary
         650 Page Mill Road             Seagate Software Information Management
        Palo Alto, CA  94304                      Group Holdings, Inc.
                                                     915 Disc Drive
                                                Scotts Valley, CA  95066

===================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                 Proposed Maximum         Proposed Maximum
                                              Amount to be        Offering Price              Aggregate                Amount of
Title of Securities to be Re                   Registered          Per Share (2)         Offering Price (2)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (1)              22,207,736             $4.00                 $88,830,944              $22,207.74
Common Stock, $.001 par value (1)              200,000                $4.00                 $800,000                 $200.00

__________
(1) Includes 22,207,736 shares to be registered under the 1999 Stock Option Plan (the "1999 Plan") and 200,000 shares to be registered under the 2000 Stock Option Plan (the "2000 Plan") (together, the "Plans"). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act. With respect to (i)10,532,706 shares which are subject to outstanding options to purchase Common Stock under the 1999 Plan and (ii) 157,700 shares which are subject to outstanding options to purchase Common Stock under the 2000 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 10,532,706 shares subject to outstanding options under the 1999 Plan to be registered is $4.00. The weighted average exercise price of the 157,700 shares subject to outstanding options under the 2000 Plan to be registered is $4.00. With respect to (i) 11,675,030 shares of Common Stock available for future grant under the 1999 Plan and (ii) 42,300 shares of Common Stock available for future grant under the 2000 Plan, the Proposed Maximum Offering Price Per Share was also estimated pursuant to Rule 457(h) whereby the per share price was determined by reference to the book value of the securities to be offered because no market exists for these securities. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(h).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         We hereby incorporate by reference in this registration statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission"):

         .  Our registration statement on Form 10 (File No. 0-31859) pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") dated October 27, 2000, as amended, and effective December 26, 2000, containing audited financial statements for the fiscal year ended June 30, 2000.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------


             The Registrant is subject to Section 145 of the Delaware General Corporation Law ("Section 145"). Section 145 permits indemnification of a corporation's officers and directors under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145. Article VI, Sections 6.1, 6.2 and 6.3, of the Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. For purposes of this section, "directors" or "officers" include any person:

             .   who is or was a director or officer of the corporation;

             . who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or

             . who was a director or officer of a corporation, which was a predecessor corporation of the Registrant, or of another enterprise at the request of such predecessor corporation.

             The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

             As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the corporation and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

             The Registrant has also entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time and to obtain directors' and officers' insurance if available on reasonable terms. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits
------   --------

        4.1*     1999 Stock Option Plan and related agreements.

        4.2*     2000 Stock Option Plan and related agreements.

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

        23.1     Consent of Ernst & Young LLP, Independent Auditors.

        23.2     Consent of Counsel (contained in Exhibit 5.1).

        24.1     Power of Attorney (see Page II-5).

_________

* Incorporated by reference to registration statement on Form 10 (File No. 000-31859) effective on December 26, 2000.

Item 9.  Undertakings
------   ------------

         (a)    Rule 415 Offering.  The undersigned registrant hereby
                -----------------
                undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)    Filings incorporating subsequent Exchange Act documents by
                ----------------------------------------------------------
reference.
---------
         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for acceleration of effective date or filing of
             -------------------------------------------------------
registration statement on Form S-8
----------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on December 28, 2000.

                              Seagate Software Information Management Group Holdings, Inc.


                              By: /s/ Gregory B. Kerfoot
                                  -----------------------------------------
                                  Gregory B. Kerfoot
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory B. Kerfoot and Eric Patel, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                Title                                Date
------------------------------------  --------------------------------------------   --------------------

/s/ Gregory B. Kerfoot                President and Chief Executive Officer and       December 28, 2000
------------------------------------  Director (Principal Executive Officer)
(Gregory B. Kerfoot)

/s/ Eric Patel                        Chief Financial Officer (Principal Financial    December 28, 2000
------------------------------------  and Accounting Officer)
(Eric Patel)

/s/ Stephen J. Luczo                  Chairman of the Board                           December 28, 2000
------------------------------------
(Stephen J. Luczo)

/s/ Donald L. Waite                   Director                                        December 28, 2000
------------------------------------
(Donald L. Waite)

/s/ Gary B. Filler                    Director                                        December 28, 2000
------------------------------------
(Gary B. Filler)

/s/ Lawrence Perlman                  Director                                        December 28, 2000
-----------------------------------
(Lawrence Perlman)

          SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP HOLDINGS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX

 Exhibit
  Number    Description
----------  -----------

     4.1*   1999 Stock Option Plan and related agreements.

     4.2*   2000 Stock Option Plan and related agreements.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

     23.1   Consent of Ernst & Young LLP, Independent Auditors.

     23.2   Consent of Counsel (contained in Exhibit 5.1)

     24.1   Power of Attorney (see Page II-5).

________

*  Incorporated by reference to registration statement on Form 10
(File No. 000-31859) effective on December 26, 2000.